UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 14, 2012

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission file number)	38-1285128 (IRS Employer Identification No.)

2030 DOW CENTER, MIDLAND, MICHIGAN 48674
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 989-636-1000

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The agreement (the “Agreement”) listed below is required to be filed as an exhibit to The Dow Chemical Company (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2011 (the “10-K”).  For administrative convenience and to avoid further increasing the size of the 10-K, the Company is filing the Agreement as an exhibit to this optional Current Report on Form 8-K and will incorporate the Agreement into the 10-K by reference hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1
Shareholders’ Agreement, dated October 8, 2011, between Dow Saudi Arabia Holding B.V., an indirect wholly-owned subsidiary of the Company and Performance Chemicals Holding Company, a wholly-owned subsidiary of Saudi Arabian Oil Company (portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant

Dated:  February 14, 2012

/s/ Ronald C. Edmonds
Ronald C. Edmonds

Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1
Shareholders’ Agreement, dated October 8, 2011, between Dow Saudi Arabia Holding B.V., an indirect wholly-owned subsidiary of the Company and Performance Chemicals Holding Company, a wholly-owned subsidiary of Saudi Arabian Oil Company (portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended).